UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 2, 2017

AMERICAN MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35257	27-0855785
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2103 CityWest Blvd., Bldg. 4, Suite 800 Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

(346) 241-3400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On October 2, 2017, pursuant to the terms of the Fifth Amended and Restated Agreement of Limited Partnership, as amended, of American Midstream Partners, LP (“AMID”), AMID exercised its call right to repurchase all of the 2,333,333 outstanding Series D Convertible Preferred Units representing limited partner interests in AMID (“Series D Units”) from Magnolia Infrastructure Holdings, LLC, an affiliate of ArcLight Capital Partners, LLC, for approximately $37.0 million in cash. After the closing date of such redemption, which occurred on October 2, 2017, no Series D Units remain outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MIDSTREAM PARTNERS, LP

By:	AMERICAN MIDSTREAM GP, LLC
its General Partner

	By:		/s/ Eric Kalamaras
		Name:	Eric Kalamaras
		Title:	Senior Vice President and Chief Financial Officer

October 3, 2017